OPUS 360
OPUS360 CONTACT: Keith Widyolar, 212.884.6436, kwidyolar@opus360.com
MEDIA CONTACT: Matt Langan, KCSA, 212.896.1299, mlangan@kcsa.com
INVESTOR RELATIONS CONTACT: Todd Fromer, KCSA, 212.896.1215, tfromer@kcsa.com

                    OPUS360 REPORTS SHAREHOLDER COMPLAINT
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NEW YORK, APRIL 11, 2001 - OPUS360 CORPORATION (NASDAQ: OPUS), a leading provider of eBusiness software for acquiring and managing skilled professionals, reported today that it has been named as a defendant in a class action complaint, filed April 6, 2001 in United States District Court in the Southern District of New York, alleging violation of federal securities laws.

The Company believes the claims described in the complaint are without merit and will vigorously contest the complaint.

ABOUT OPUS360 CORPORATION
Opus360 provides eBusiness software that enables companies to manage and acquire skilled professionals strategically. Named one of the top 100 technology companies by Forbes magazine and one of the top 100 eProcurement providers by iSource Business magazine, Opus360's software enables businesses to get more work done with the employees they have and reduce the cost of acquiring skilled professionals.

Opus360 has sold its products and services to leading corporations, professional services and staffing firms such as Lucent Technologies (NYSE:
LU), Computer Sciences Corporation (NYSE: CSC), CompuCom (Nasdaq: CMPC), Computer Task Group (NYSE: CTG) and Global Managed Services. Opus360 is a Safeguard Scientifics (NYSE: SFE) partner company. Opus360 is headquartered in New York City and can be contacted in the U.S. at 212.687.6787 or opus360.com.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding Opus360s growth and profitability, growth strategy, operating expense reduction targets and trends in the industry in which Opus360 operates. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements are detailed in the documents filed by Opus360 with the Securities and Exchange Commission including but not limited to those contained under the risk factors section of our Annual Report on Form 10-K dated as of December 31, 2000. Opus360 assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events which may have a retroactive effect.

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